UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2010 (October 8, 2010)

PLAINS EXPLORATION & PRODUCTION COMPANY
(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470
(Commission File No.)

700 Milam, Suite 3100
Houston, Texas 77002
(Address of Principal Executive Offices)
(Zip Code)

Registrant's telephone number, including area code:  (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement
Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 8, 2010, Plains Exploration & Production Company (“PXP”) entered into Consent and Amendment No. 1 to its Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A. as administrative agent and the lenders party thereto (the “First Amendment”), which amends PXP’s senior revolving credit facility that closed on August 3, 2010 (the “Credit Facility”).  The First Amendment amends the Credit Facility to permit PXP’s acquisition and ownership of the common stock of McMoRan Exploration Co. (“MMR”) pursuant to the Agreement and Plan of Merger, dated September 19, 2010, among PXP, MMR and certain of their respective subsidiaries party thereto (the “Merger Agreement”).  Under the First Amendment, the lenders party thereto also consent to the transactions contemplated by the Merger Agreement.  A description of the Merger Agreement can be found under Item 1.01 of PXP’s Form 8-K filed with the Securities and Exchange Commission on September 20, 2010.  The other terms and conditions of the Credit Facility are substantially the same.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits

(d)
Exhibit 4.1—Consent and Amendment No. 1 to Amended and Restated Credit Agreement, dated as October 8, 2010, among Plains Exploration & Production Company, as borrower, each of the lenders that is a signatory thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: October 12, 2010	/s/ Nancy I. Williams
Nancy I. Williams
Vice President—Accounting, Controller and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit 4.1
Consent and Amendment No. 1 to Amended and Restated Credit Agreement, dated as October 8, 2010, among Plains Exploration & Production Company, as borrower, each of the lenders that is a signatory thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

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